SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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JNL Series Trust
(Name of Registrant As Specified In Its Charter)

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1 Corporate Way

Lansing, MI 48951

517/381-5500

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson National”) or Jackson National Life Insurance Company of New York (“Jackson National NY”) are invested in sub-accounts of separate accounts established by Jackson National or Jackson National NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

At a meeting held on May 27-29, 2026, the Board of Trustees (the “Board”) of the Trust approved the appointments of Artisan Partners Limited Partnership and Neuberger Berman Investment Advisers LLC, each as a sub-adviser for separate strategies, or sleeves, of the JNL Multi-Manager Floating Rate Income Fund (the “Fund”), effective June 8, 2026 (together, the “Sub-Adviser Appointments”).

Enclosed please find the Trust’s Information Statement regarding the Sub-Adviser Appointments.

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed a supplement to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely,

Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 10, 2026

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL Multi-Manager Floating Rate Income Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL Multi-Manager Floating Rate Income Fund

The Information Statement details two recent sub-adviser appointments to two new strategies, or sleeves, for the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointments of Artisan Partners Limited Partnership and Neuberger Berman Investment Advisers LLC. These changes were each effective June 8, 2026. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of June 8, 2026, will receive this Notice. This Notice will be sent to contract owners on or about July 10, 2026. The full Information Statement will be available to view and print on the Trust’s website at https://www.jackson.com/information-statements/jnl_mm_floatingrateincome_infostmt.html until October 7, 2026. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy

JNL Series Trust

JNL Multi-Manager Floating Rate Income Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 121 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson”), a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

At a meeting held on May 27-29, 2026 (the “May 2026 Board Meeting”), the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), approved the following sub-adviser appointments for the JNL Multi-Manager Floating Rate Income Fund (the “Fund”) effective June 8, 2026 (together, the “Sub-Adviser Appointments”):

•	Artisan Partners Limited Partnership (“Artisan”) as a Sub-Adviser to a portion, or a sleeve, of the Fund’s assets, and

•	Neuberger Berman Investment Advisers LLC (“NBIA”) as a Sub-Adviser to a portion, or a sleeve, of the Fund’s assets.

In conjunction with the Sub-Adviser Appointments, the Board, including a majority of Independent Trustees of the Fund, approved the following agreement and amendment, effective June 8, 2026:

•	an investment sub-advisory agreement between JNAM and Artisan (the “Artisan Sub-Advisory Agreement”), reflecting Artisan’s appointment as Sub-Adviser to a portion of the Fund’s assets (the “Artisan Strategy”),

•	an amendment to the investment sub-advisory agreement between JNAM and NBIA (the “NBIA Amendment” and “NBIA Sub-Advisory Agreement,” respectively) appointing NBIA as the Sub-Adviser to a portion of the Fund’s assets (the “NBIA Strategy”).

Artisan does not currently serve as a Sub-Adviser to any Funds of the Trust, while NBIA currently serves as a Sub-Adviser to other Funds of the Trust.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the Sub-Adviser Appointments, the Artisan Sub-Advisory Agreement, and the NBIA Amendment, effective June 8, 2026. On June 8, 2026, Artisan and NBIA began providing the day-to-day management for the Artisan Strategy and the NBIA Strategy, respectively. Prior to June 8, 2026, the Fund was managed by one unaffiliated Sub-Adviser and one Sub-Adviser affiliated with the Adviser, PPM America, Inc. There were no changes to the sub-advisory arrangements with the other Sub-Advisers for the Fund as a result of the Sub-Adviser Appointments.

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This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

Artisan, a Delaware limited partnership, is located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

NBIA, a Delaware limited liability company, is located at 1290 Avenue of the Americas, New York, New York 10104.

This Information Statement is being provided to shareholders of record for the Fund as of June 8, 2026. It will be mailed on or about July 10, 2026.

II.	Changes to Fund Investment Objective and Principal Investment Strategies

The Fund’s name did not change as a result of the Sub-Adviser Appointments.

The Fund’s investment objective changed as a result of the Sub-Adviser Appointments. Effective June 8, 2026, the investment objective for the Fund is as follows:

Investment Objective. The investment objective of the Fund is to seek to provide total return through a combination of current income and long-term capital appreciation.

The Fund’s principal investment strategies also changed as a result of the of the Sub-Adviser Appointments. Effective June 8, 2026, the principal investment strategies for the Fund, and in particular the Artisan Strategy and NBIA Strategy, are as follows:

Principal Investment Strategies. Under normal circumstances, the Fund invests at least 80% of its assets (net assets plus the amount of any borrowings for investment purposes) in income-producing floating rate instruments, including floating rate loans, floating rate notes, other floating rate debt securities, structured products (including commercial mortgage-backed securities, asset-backed securities, and collateralized loan obligations, which are debt securities typically issued by special purpose vehicles and secured by loans), and repurchase agreements.

Additionally, for purposes of satisfying the 80% requirement, the Fund has the ability to invest in other investment companies, such as exchange-traded funds (“ETFs”) comprised of the securities described above, short term bond funds and floating rate funds. The Fund generally uses ETFs as a tool to obtain exposure to the securities in which it primarily invests. Money market holdings with a remaining maturity of less than 60 days will be deemed floating rate assets for purposes of the 80% requirement.

The Fund consists of four strategies, sometimes referred to as “sleeves.” Three sleeves are managed by unaffiliated investment managers, Artisan Partners Limited Partnership (“Artisan Partners”), FIAM LLC (“FIAM”), and Neuberger Berman Investment Advisers LLC (“NBIA”), and the other sleeve is managed by an affiliated investment manager, PPM America, Inc. (“PPM”, and together with Artisan Partners, FIAM, and NBIA, the “Sub-Advisers”). Each Sub-Adviser generally provides day-to-day management for a portion of the Fund’s assets.

Each Sub-Adviser may use different investment strategies in managing Fund assets, acts independently from the others, and uses its own methodology for selecting investments. Jackson National Asset Management, LLC (“JNAM” or “Adviser”) is responsible for identifying and retaining the Sub-Advisers for the selected strategies and for monitoring the services provided by the Sub-Advisers. JNAM provides qualitative and quantitative supervision as part of its process for selecting and monitoring the Sub-Advisers. JNAM also may choose to allocate the Fund’s assets to additional Sub-Advisers or to replace/remove Sub-Advisers in the future. There is no assurance that any or all of the strategies discussed in this prospectus will be used by JNAM or the Sub-Advisers.

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Below are the principal investment strategies for each sleeve, but the Sub-Advisers may also implement other investment strategies in keeping with their respective sleeve’s objective.

Artisan Partners Strategy

Artisan Partners constructs the Artisan Partners Strategy by primarily investing in floating rate debt instruments that are attractively valued, such as floating rate leveraged loans, which could include, among other types of loans, senior secured loans, unsecured loans, second lien loans, bridge loans, and junior loans. The Artisan Partners Strategy seeks to invest in issuers with high quality business models that have compelling risk-adjusted return characteristics.

The Artisan Partners Strategy will invest primarily in instruments that are rated, at the time of purchase, below investment grade (below BBB- by Standard & Poor's Rating Services (“S&P”) or Fitch, Inc. (“Fitch”) or below Baa3 by Moody's Investors Service, Inc. (“Moody’s”)), or comparably rated by another nationally recognized statistical rating organization (“NRSRO”), or unrated but determined by Artisan Partners to be of comparable quality, commonly known as “junk bonds.” Although the Artisan Partners Strategy expects to primarily invest in instruments that are rated below investment grade (or unrated but determined by Artisan Partners to be of comparable quality), the Artisan Partners Strategy may invest without limit in instruments of any credit quality, including investment grade instruments and securities of stressed or distressed issuers. The Artisan Partners Strategy may invest in debt securities of any maturity.

The Artisan Partners Strategy may invest without limit in securities and other instruments of U.S. and non-U.S. issuers, including issuers economically tied to “emerging market” countries, securities traded principally outside of the U.S., and securities denominated in currencies other than the U.S. dollar. The Artisan Partners Strategy usually seeks (but is not required) to hedge against the risk of loss resulting from currency fluctuation.

The Artisan Partners Strategy also may invest in other corporate fixed income instruments of varying maturities, including fixed-rate instruments, debentures, notes, commercial paper and other types of corporate debt instruments across the credit quality spectrum, such as stressed and distressed debt securities. The Artisan Partners Strategy may invest in private placements and other restricted securities (i.e., securities that are purchased in private placements and, accordingly, are subject to restrictions on resale as a matter of contract or under federal securities laws).

The Artisan Partners Strategy may use derivatives for investment, duration management, or hedging purposes, or with the purpose or effect of creating investment leverage. The Artisan Partners Strategy may also use derivatives to manage liquidity risk. The Artisan Partners Strategy’s investments in derivative instruments may include investments in, among other instruments, futures contracts, swap contracts, and certain currency instruments such as currency forward contracts and currency swap contracts.

FIAM Strategy

FIAM LLC constructs the FIAM Strategy by normally investing primarily in floating rate loans, which are often lower-quality debt securities (those of less than investment-grade quality, also referred to as “junk bonds”), and other floating rate securities. The FIAM Strategy may invest in companies in troubled or uncertain financial condition, money market and investment-grade debt securities, and repurchase agreements, and domestic and foreign issuers. FIAM LLC uses fundamental analysis of each issuer's financial condition and industry position and market and economic conditions to select investments.

NBIA Strategy

NBIA constructs the NBIA Strategy by investing mainly in floating rate senior secured loans issued in U.S. dollars by U.S. and foreign corporations, partnerships and other business entities (borrowers). These loans are often at the time of investment below investment grade securities (commonly known as “junk bonds”). The NBIA Strategy considers debt securities to be below investment grade if, at the time of investment, they are rated below the four highest categories by at least one independent credit rating agency or, if unrated, are determined to be of comparable quality. Floating interest rates vary with and adjust to reflect changes in a generally recognized base interest rate or the prime rate. The NBIA Strategy generally seeks to focus on loans of companies that are believed to have the ability to generate cash flow through a full business cycle, maintain adequate liquidity, and have access to both debt and equity capital, but may invest in loans of distressed companies.

The NBIA Strategy may also purchase fixed-rate loans, second lien loans, unsecured loans, investment grade and below investment grade fixed income securities, including investment grade short term debt obligations, convertible securities, money market instruments, repurchase agreements, and restricted securities.

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PPM America Strategy

PPM constructs the PPM America Strategy by investing primarily in U.S. dollar denominated senior floating rate loans of domestic and foreign borrowers (“Senior Loans”). Senior Loans typically are of below investment grade quality and have below investment grade credit ratings, which ratings are associated with securities having high risk and speculative characteristics, and are commonly known as “junk bonds.”

The PPM America Strategy may also invest in secured and unsecured subordinated loans, second lien loans and subordinated bridge loans (“Junior Loans”), debtor-in-possession loans, mezzanine loans, fixed-income debt obligations, corporate bonds and money market instruments. Junior Loans typically are of below investment grade quality and have below investment grade credit ratings, which ratings are associated with securities having high risk and speculative characteristics.

The PPM America may invest up to 20% of its net assets in cash and non-floating rate debt securities, including lower-rated debt securities (“high yield”), commonly known as “junk bonds,” and equity securities. Below investment grade securities typically offer a higher yield, but generally carry more risks than higher rated securities with similar maturities. As a result, an investment in below investment grade securities is considered speculative.

III.	Sub-Advisory Agreements with Artisan Partners Limited Partnership and Neuberger Berman Investment Advisers LLC

Artisan and NBIA have been appointed as Sub-Advisers to the Fund pursuant to the Artisan Sub-Advisory Agreement and the NBIA Amendment, effective June 8, 2026. At the May 2026 Board Meeting, the Board, including a majority of the Independent Trustees, approved the Sub-Adviser Appointments and the Sub-Advisory Agreements.

Pursuant to the Order, shareholder approval was not required for the Sub-Advisory Agreements because Artisan and NBIA are not affiliated with JNAM.

Artisan Partners Limited Partnership and Artisan Sub-Advisory Agreement

The Artisan Sub-Advisory Agreement provides that, unless it is sooner terminated as provided therein, it will remain in effect for its initial term through September 30, 2027, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of a majority of the outstanding voting securities of the Fund and either event approved also by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Artisan Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of each Fund, on sixty (60) days’ written notice to the Adviser and the Sub-Adviser, or by the Adviser with the consent of the Board (including a majority of the Independent Trustees) or Sub-Adviser on sixty days’ written notice to the Trust and the other party. The Artisan Sub-Advisory Agreement also terminate automatically in the event of its assignment or the assignment or termination of the Amended and Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021. Additionally, the Artisan Sub-Advisory Agreement will also terminate upon written notice of a material breach of the respective agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The Artisan Sub-Advisory Agreement generally provides that the Sub-Adviser, its officers, members, or employees will not be liable to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund, any shareholder of the Fund or the Adviser in connection with the performance of Artisan’ duties under the Artisan Sub-Advisory Agreement for its failure to perform due to events beyond the reasonable control of Artisan or its agents, except for a loss resulting from Artisan’ willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Artisan Sub-Advisory Agreement , or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

Neuberger Berman Investment Advisers LLC and NBIA Sub-Advisory Agreement

NBIA is a Sub-Adviser to other funds of the Trust, pursuant to an Amended and Restated Sub-Advisory Agreement between JNAM and NBIA, effective September 1, 2022, which was most recently approved by the Board at a meeting held on August 27-28, 2025.

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The NBIA Sub-Advisory Agreement provides that, unless it is sooner terminated as provided therein, it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of a majority of the outstanding voting securities of the Fund and either event approved also by vote of a majority of the Independent Trustees. The NBIA Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of each Fund, on sixty (60) days’ written notice to the Adviser and the Sub-Adviser, or by the Adviser with the consent of the Board (including a majority of the Independent Trustees) or Sub-Adviser on sixty days’ written notice to the Trust and the other party. The NBIA Sub-Advisory Agreement also terminate automatically in the event of its assignment.

The NBIA Sub-Advisory Agreement generally provides that NBIA, its officers, directors, employees, agents or affiliates will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund, any shareholder of the Fund, or the Adviser, in connection with the performance of NBIA’s duties, or its failure to perform due to events beyond the reasonable control of the Sub-Adviser, except for a loss resulting from willful misfeasance or gross negligence in the performance of its duties or reckless disregard of its obligations under the NBIA Sub-Advisory Agreement.

The management fees to be paid by the Fund did not increase as a result of the Sub-Adviser Appointments. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL Multi-Manager Floating Rate Income Fund
Advisory Fee Rates Before and After the Strategy Changes
Net Assets	Rate
$0 to $500 million	0.500%
$500 million to $1 billion	0.450%
$1 billion to $3 billion	0.425%
$3 billion to $5 billion	0.415%
Over $5 billion	0.405%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2025. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the Sub-Adviser Appointments occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager Floating Rate Income Fund	$4,774,989	0.47%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the Artisan Sub-Advisory Agreement and the NBIA Amendment, Artisan and NBIA will be paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager Floating Rate Fund
Sub-Advisory Rates for the Sub-Adviser Appointments
Artisan Partners Limited Partnership (for the portion of the Average Daily Net Assets managed by Artisan)
Net Assets	Annual Rate
$0 to 250 million	0.25%
Assets over $250 million	0.23%

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Neuberger Berman Investment Advisers LLC (for the portion of the Average Daily Net Assets managed by NBIA)
Net Assets	Annual Rate
$0 to $300 million	0.25%
$300 million to $1 billion	0.23%
Assets over $1 billion	0.21%

For the year ended December 31, 2025, JNAM paid the Fund’s Sub-Advisers $2,689,838 (0.27% of net assets) in sub-advisory fees for their services to the Fund. The pro forma sub-advisory fees would have been lower had the Sub-Adviser Appointments occurred during the applicable period.

IV.       Descriptions of Artisan Partners Limited Partnership and Neuberger Berman Investment Advisers LLC

Artisan Partners Limited Partnership

Artisan is located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. Artisan is a Delaware limited partnership. Artisan provides investment management services to, among others, pension and profit sharing plans, trusts, endowments, foundations, charitable organizations, governmental entities and investment companies and similar pooled investment vehicles.

Executive/Principal Officers, Directors and Members of Artisan located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202:

Names	Title
Artisan Partners Holdings LP	Sole Member of Artisan Investments GP LLC and Limited Partner of Artisan Partners Limited Partnership
Artisan Investments GP LLC	General Partner
Eric R. Colson	Managing Director
Charles J. Daley	Vice President, Chief Financial Officer and Treasurer
Gregory K. Ramirez	Vice President
James S. Hamman	Vice President
Christopher J. Krein	Vice President
Eileen Kwei	Vice President
Samuel B. Sellers	Vice President
Ryan G. Von Hoff	Vice President and Assistant Treasurer
Laura E. Simpson	Vice President and Secretary
Lisa A. Moran	Vice President and Assistant Secretary
Christopher A. DeFrancis	Global Chief Compliance Officer
Annette L. Zehelein	Vice President
Jason A. Gottlieb	Chief Executive Officer

Artisan is managed by its general partner, Artisan Investments GP LLC, a Delaware limited liability company wholly owned by Artisan Partners Holdings LP. Artisan Partners Asset Management Inc. is the general partner of Artisan Partners Holdings LP.

As the Sub-Adviser to the Artisan Strategy of the Fund, Artisan provides the Artisan Strategy of the Fund with investment research, advice, and supervision, and manages the Artisan Strategy’s portfolio consistent with the Fund’s investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s Prospectus. The principal risks of investing in the Fund are also listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of June 8, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of Artisan, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in Artisan or any other entity controlling, controlled by or under common control with Artisan. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of

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the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which Artisan, any parent or subsidiary of Artisan, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager Floating Rate Income Fund (Artisan Strategy)

The portfolio managers responsible for management of the Artisan Strategy are Bryan Krug and Seth Yeager.

Bryan Krug

Bryan C. Krug, CFA, Managing Director, joined Artisan in December 2013 and has managed the Artisan High Income Fund since its inception in March 2014 and Artisan Floating Rate Fund since its inception in December 2021.

Seth Yeager

Seth B. Yeager, CFA, joined Artisan in May 2018 and has managed the Artisan Floating Rate Fund since its inception in December 2021.

Neuberger Berman Investment Advisers LLC

NBIA is located at 1290 Avenue of the Americas, New York, New York 10104. NBIA is responsible for choosing the NBIA Strategy’s investments and handling its day-to-day business as required by the investment advisory agreement between the Adviser, JNAM, and NBIA; however, certain services may be performed by affiliates of NBIA. NBIA carries out its duties subject to the policies established by the Board of Trustees. Together, NBIA and its affiliates continue an asset management history that began in 1939.

Executive/Principal Officers, Directors and Members of NBIA located at 1290 Avenue of the Americas, New York, New York 10104:

Names	Title
Joseph V. Amato	Director, President & Chief Investment Officer - Equities
Neuberger Investment Advisers Holdings LLC	Member
Brad E. Cetron	Chief Compliance Officer – Head of Compliance and Managing Director
Stephen G. Wright	Director, Managing Director
Leo A. Viola	Controller
Kenneth M. deRegt	Director
Michael Chinni	Treasurer
John D. Kramer	Director
Ashok K. Bhatia	Director, President & Chief Investment Officer – Fixed Income

NBIA is wholly owned by Neuberger Berman Investment Advisers LLC, which is wholly owned by Neuberger Berman Group LLC. Neuberger Berman Group LLC is wholly owned by NBSH Acquisition, LLC.

As the Sub-Adviser to the NBIA Strategy of the Fund, NBIA provides the NBIA Strategy of the Fund with investment research, advice, and supervision, and manages the NBIA Strategy’s portfolio consistent with the Fund’s investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s Prospectus. The principal risks of investing in the Fund are also be listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of June 8, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of NBIA, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in NBIA or any other entity controlling, controlled by or under common control with NBIA. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which NBIA, any parent or subsidiary of NBIA, or any subsidiary of the parent of such entities was or is to be a party.

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JNL Multi-Manager Floating Rate Income Fund (NBIA Strategy)

The portfolio managers responsible for management of the NBIA Strategy are Joseph Lynch and Stephen Casey.

Joseph Lynch

Joseph P. Lynch is a Managing Director at NBIA. He has co-managed the NBIA Strategy since 2009.

Stephen Casey

Stephen J. Casey, CFA, is a Managing Director at NBIA. He has co-managed the NBIA Strategy since 2010.

There were no changes to the portfolio managers of the existing strategies managed by the other Sub-Advisers of the Fund as a result of Sub-Adviser Appointments.

V.	Other Investment Companies Advised by Artisan Partners Limited Partnership and Neuberger Berman Investment Advisers LLC

Artisan Partners Limited Partnership

The following table sets forth the size and rate of compensation for another fund advised by Artisan having a similar investment objective and policies as those of the Fund.

Similar Mandate	Assets Under Management as of April 30, 2026 (in millions)	Rate of Compensation[1,2]
Comparable Account 1	$125.1	$0 to $1 billion: 0.68% $1 billion to $2 billion: 0.66% $2 billion to $3.5 billion: 0.64% $3.5 billion to $10 billion: 0.62% Amounts over $10 billion: 0.60%
[1]	Rate of compensation for Comparable Account 1 Investor Shares, Advisor Shares, and Institutional Shares.
[2]	Artisan, the Fund’s investment adviser, has contractually agreed to bear certain expenses and waive its management fees to the extent necessary to cause total annual fund operating expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, acquired fund fees and expenses, borrowing costs such as dividends on securities sold short, and extraordinary charges such as litigation costs, but including management fees paid to Artisan) not to exceed 1.05% of the average daily net assets of Investor Shares, 0.95% of the average daily net assets of Advisor Shares and 0.90% of the average daily net assets of Institutional Shares. This contract continues through 31 January 2027. Prior to 1 December 2025, the expense limit, as a percentage of average daily net assets, was 1.20%, 1.10% and 1.05% for Investor Shares, Advisor Shares and Institutional Shares, respectively.

 Neuberger Berman Investment Advisers LLC

The following table sets forth the size and rate of compensation for another fund advised by NBIA having a similar investment objective and policies as those of the Fund.

Similar Mandate	Assets Under Management as of April 30, 2026 (in millions)	Rate of Compensation
Comparable Account 1	$462.5	0.40% on all assets

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VI.       Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreements. At the May 2026 Board Meeting, the Board, including a majority of the Independent Trustees, considered information relating to the Sub-Adviser Appointments, the Artisan Sub-Advisory Agreement, and the NBIA Amendment.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Artisan Sub-Advisory Agreement and the NBIA Amendment. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the Artisan Sub-Advisory Agreement and the NBIA Amendment. With respect to its approval of the NBIA Amendment, the Board noted NBIA Amendment was with a Sub-Adviser that already provides services to existing funds in the Trust. Thus, the Board also considered relevant information provided at previous Board meetings. At the conclusion of the Board’s discussions, the Board approved the Artisan Sub-Advisory Agreement and the NBIA Amendment.

In reviewing the Artisan Sub-Advisory Agreement and the NBIA Amendment and considering the information related to each of the Sub-Adviser Appointments, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by JNAM, Artisan, and NBIA, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to Artisan and NBIA through their relationships with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the Artisan Sub-Advisory Agreement and the NBIA Amendment. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the Artisan Sub-Advisory Agreement and the NBIA Amendment, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM, Artisan, and NBIA and to consider the terms of the Artisan Sub-Advisory Agreement and the NBIA Amendment. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the Artisan Sub-Advisory Agreement and NBIA Amendment are in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality, and Extent of Services

The Board examined the nature, quality and extent of the services provided and to be provided by Artisan and NBIA. The Board noted JNAM’s evaluation of Artisan and NBIA, as well as JNAM’s recommendation, based on its review of Artisan and NBIA, in connection with its approval of the Artisan Sub-Advisory Agreement and the NBIA Amendment.

The Board reviewed the qualifications, backgrounds, and responsibilities of Artisan and NBIA’s portfolio managers who would be responsible for the day-to-day management of the Artisan and NBIA Strategies, respectively. The Board reviewed information pertaining to Artisan and NBIA’s organizational structures, senior management, financial condition, investment operations, and other relevant information pertaining to Artisan and NBIA. The Board considered compliance reports about Artisan and NBIA from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent and quality of the services to be provided by Artisan and NBIA under the Artisan Sub-Advisory Agreement and the NBIA Amendment, respectively.

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Investment Performance of the Fund

The Board reviewed the performance of Artisan’s and NBIA’s proposed investment mandates with similar investment strategies as compared to the Fund, the Fund’s benchmark index, and the Fund’s peer group returns. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Artisan Sub-Advisory Agreement and the NBIA Amendment.

Costs of Services

The Board reviewed the fees to be paid by JNAM to Artisan and NBIA. The Board noted that the Fund’s sub-advisory fees would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that the Fund’s advisory fee and proposed sub-advisory fees are lower than their respective peer group averages, while the Fund’s total expense ratio is three basis points higher than the peer group average. The Board further noted that in conjunction with the Sub-Adviser Appointments, the Fund’s advisory fee and total expense ratio are not proposed to change. The Board concluded that the fees are in the best interests of the Fund and its shareholders in light of the services provided.

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM, Artisan, and NBIA. The Board determined that profits expected to be realized by JNAM, Artisan and NBIA were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM, Artisan, and NBIA, the Board noted that the advisory fee arrangements for the Fund and the proposed sub-advisory fee arrangements for Artisan and NBIA contain breakpoints that decrease the fee rate as assets increase. The Board noted that the sub-advisory fees for the Fund are paid by JNAM (not the Fund). The Board concluded that the fees in some measure share economies of scale with shareholders.

Other Benefits to Artisan and NBIA

 In evaluating the benefits that may accrue to Artisan and NBIA through their relationships with the Fund, the Board noted that Artisan and NBIA may, from time to time, pay for portions of meetings organized by the Fund’s distributor to educate wholesalers about the Fund. The Board considered JNAM’s assertion that those meetings do not yield a profit to the Fund’s distributor, that Artisan and NBIA are not required to participate in the meetings, and that recommendations to hire or fire Artisan and NBIA are not influenced by Artisan’s and NBIA’s willingness to participate in the meetings.

In evaluating the benefits that may accrue to Artisan and NBIA through their relationships with the Fund, the Board noted that Artisan and NBIA may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust, or other clients of Artisan and NBIA as a result of their relationships with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Artisan Sub-Advisory Agreement and the NBIA Amendment.

VII.       Additional Information

Ownership of The Fund

As of June 8, 2026, there were issued and outstanding the following number of shares for the Fund:

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Fund	Shares Outstanding
JNL Multi-Manager Floating Rate Income Fund (Class A)	60,260,098.456
JNL Multi-Manager Floating Rate Income Fund (Class I)	6,099,359.641

As of June 8, 2026, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson National, Jackson National Life Insurance Company of New York (“Jackson National NY”), certain affiliated funds organized as funds-of-funds, and certain non-qualified retirement plans, Jackson National and Jackson National NY, through their separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of June 8, 2026, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL Multi-Manager Floating Rate Income Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
JNL Moderate Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	47.58%
JNL Moderate Allocation Fund	1 Corporate Way Lansing, Michigan 48951	26.07%
JNL Conservative Allocation Fund	1 Corporate Way Lansing, Michigan 48951	9.41%

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of June 8, 2026, no person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2025, the Fund paid no commissions to an affiliated broker.

During the fiscal year ended December 31, 2025, the Fund paid $1,510,277 in administration fees and $2,961,903 in 12b-1 fees to the Adviser and/or its affiliated persons. These services have continued to be provided since the Amendments were approved.

VIII.       Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2025, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson, a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson National. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

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The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.

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